Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jun-97            30-Jun-97
Distribution Date:    15-Jul-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $12,528,768.16    $32.64026819
          Class B Certificate Amount     $943,025.56    $32.63967742

(ii)  Interest Distribution
          Class A Certificate Amount   $1,409,553.89     $3.67220595
          Class B Certificate Amount     $110,210.60     $3.81457151

(iii)  Servicing Fee                     $234,984.83     $0.56933459

(iv)  Class A Certificate Balance
         (after principal distributions)             $249,713,815.47
        Class A Pool Factor
         (after principal distributions)                   0.6505608
        Class B Certificate Balance
         (after principal distributions)              $18,796,186.45
        Class B Pool Factor
         (after principal distributions)                   0.6505672

(v)  Total Pool Balance
         (end of Collection Period)                  $268,510,001.92

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $423,769.58   $2,574,067.69
         Liquidation Proceeds            $183,234.67     $849,746.86
         Aggregate Net Losses            $240,534.91   $1,724,320.83

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $13,425,500.10

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $13,425,500.10